Exhibit 20

Subsidiary Guarantees of Debt

The company’s notes payable and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The senior credit facilities are secured by: (1) a pledge of 100 percent of the stock owned by the company in its material direct and indirect majority-owned domestic subsidiaries and (2) a pledge of the company’s stock, owned directly or indirectly, of certain foreign subsidiaries, which equals 65 percent of the stock of each foreign subsidiary.

The following is unaudited condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of September 30, 2007, and December 31, 2006, and for the three months and nine months ended September 30, 2007, and October 1, 2006. Certain prior year amounts have been reclassified in order to conform to the current year presentation. Prior year amounts have also been retrospectively adjusted to reflect the company’s fourth quarter 2006 change in accounting for certain inventories from last-in, first-out (LIFO) to first-in, first-out (FIFO) (as discussed in Note 7 to the company’s consolidated financial statements). Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended September 30, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$-	$1,451.5	$576.2	$(35.6)	$1,992.1
Legal settlement	–	(85.6)	–	–	(85.6)
Total net sales	–	1,365.9	576.2	(35.6)	1,906.5

Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	1,251.0	444.1	(35.6)	1,659.5
Depreciation and amortization	1.0	44.8	26.0	-	71.8
Selling, general and administrative	25.9	38.1	20.3	-	84.3
Equity in results of subsidiaries	(56.2)	–	–	56.2	-
Intercompany license fees	(20.2)	19.7	0.5	-	-
	(49.5)	1,353.6	490.9	20.6	1,815.6

Earnings (loss) before interest and taxes	49.5	12.3	85.3	(56.2)	90.9
Interest expense	(8.2)	(12.6)	(15.4)	-	(36.2)
Earnings (loss) before taxes	41.3	(0.3)	69.9	(56.2)	54.7
Tax provision	19.6	(4.7)	(11.8)	-	3.1
Minority interests	-	-	(0.1)	-	(0.1)
Equity in results of affiliates	-	0.8	2.4	-	3.2
Net earnings (loss)	$60.9	$(4.2)	$60.4	$(56.2)	$60.9

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Three Months Ended October 1, 2006
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$-	$1,379.6	$489.8	$(47.1)	$1,822.3
Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	1,181.4	382.4	(47.1)	1,516.7
Depreciation and amortization	0.9	40.7	22.9	-	64.5
Property insurance gain	−	−	(2.8)	−	(2.8)
Selling, general and administrative	3.4	47.9	15.2	-	66.5
Equity in results of subsidiaries	(103.7)	–	–	103.7	-
Intercompany license fees	(18.0)	17.7	0.3	–	–
	(117.4)	1,287.7	418.0	56.6	1,644.9

Earnings (loss) before interest and taxes	117.4	91.9	71.8	(103.7)	177.4
Interest expense	(6.1)	(16.2)	(14.9)	-	(37.2)
Earnings (loss) before taxes	111.3	75.7	56.9	(103.7)	140.2
Tax provision	(4.2)	(15.4)	(17.0)	-	(36.6)
Minority interests	-	-	(0.1)	-	(0.1)
Equity in results of affiliates	-	1.3	2.3	-	3.6
Net earnings (loss)	$107.1	$61.6	$42.1	$(103.7)	$107.1

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Nine Months Ended September 30, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$-	$4,219.9	$1,604.0	$(104.8)	$5,719.1
Legal settlement	–	(85.6)	–	–	(85.6)
Total net sales	–	4,134.3	1,604.0	(104.8)	5,633.5

Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	3,612.3	1,228.9	(104.8)	4,736.4
Depreciation and amortization	2.6	132.0	72.1	-	206.7
Selling, general and administrative	59.5	126.4	67.9	-	253.8
Equity in results of subsidiaries	(255.8)	–	–	255.8	-
Intercompany license fees	(54.8)	53.6	1.2	-	-
	(248.5)	3,924.3	1,370.1	151.0	5,196.9

Earnings (loss) before interest and taxes	248.5	210.0	233.9	(255.8)	436.6
Interest expense	(25.7)	(41.0)	(45.5)	-	(112.2)
Earnings (loss) before taxes	222.8	169.0	188.4	(255.8)	324.4
Tax provision	25.2	(60.8)	(50.3)	–	(85.9)
Minority interests	-	-	(0.3)	-	(0.3)
Equity in results of affiliates	-	2.4	7.4	-	9.8
Net earnings (loss)	$248.0	$110.6	$145.2	$(255.8)	$248.0

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF EARNINGS
	For the Nine Months Ended October 1, 2006
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$-	$3,835.2	$1,335.2	$(140.7)	$5,029.7
Costs and expenses
Cost of sales (excluding depreciation and amortization)	-	3,325.7	1,043.2	(140.7)	4,228.2
Depreciation and amortization	2.5	116.6	64.9	-	184.0
Property insurance gain	−	−	(76.9)	−	(76.9)
Business consolidation costs	–	–	1.7	–	1.7
Selling, general and administrative	45.5	109.3	55.5	-	210.3
Equity in results of subsidiaries	(296.1)	–	–	296.1	-
Intercompany license fees	(50.5)	47.7	2.8	–	–
	(298.6)	3,599.3	1,091.2	155.4	4,547.3

Earnings (loss) before interest and taxes	298.6	235.9	244.0	(296.1)	482.4
Interest expense	(21.3)	(38.3)	(38.5)	-	(98.1)
Earnings (loss) before taxes	277.3	197.6	205.5	(296.1)	384.3
Tax provision	4.0	(54.4)	(63.8)	-	(114.2)
Minority interests	-	-	(0.5)	-	(0.5)
Equity in results of affiliates	-	3.7	8.0	-	11.7
Net earnings (loss)	$281.3	$146.9	$149.2	$(296.1)	$281.3

	UNAUDITED CONDENSED, CONSOLIDATING BALANCE SHEET
	September 30, 2007
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$6.0	$2.9	$70.5	$–	$79.4
Receivables, net	0.9	200.5	651.4	–	852.8
Inventories, net	-	622.5	245.1	-	867.6
Deferred taxes, prepaid expenses and other	18.1	30.8	31.2	–	80.1
Total current assets	25.0	856.7	998.2	–	1,879.9

Property, plant and equipment, net	26.9	1,051.7	862.4	–	1,941.0
Investment in subsidiaries	2,160.3	444.5	81.0	(2,685.8)	–
Goodwill	−	740.9	1,096.9	-	1,837.8
Intangibles and other assets, net	95.5	145.7	115.5	-	356.7
Total assets	$2,307.7	$3,239.5	$3,154.0	$(2,685.8)	$6,015.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$58.6	$2.8	$108.0	$-	$169.4
Accounts payable	50.5	400.0	287.0	–	737.5
Accrued employee costs	13.5	136.6	66.2	-	216.3
Income taxes payable	2.1	–	33.1	–	35.2
Other current liabilities	37.0	161.5	67.9	–	266.4
Total current liabilities	161.7	700.9	562.2	–	1,424.8

Long-term debt	1,460.9	9.7	758.3	–	2,228.9
Intercompany borrowings	(804.0)	507.2	296.8	–	-
Employee benefit obligations	162.4	273.9	421.5	–	857.8
Deferred taxes and other liabilities	(30.6)	57.0	118.9	–	145.3
Total liabilities	950.4	1,548.7	2,157.7	–	4,656.8

Minority interests	-	-	1.3	-	1.3
Shareholders’ equity
Common stock	752.1	819.7	675.5	(1,495.2)	752.1
Retained earnings	1,741.0	974.2	217.6	(1,191.8)	1,741.0
Accumulated other comprehensive earnings (loss)	32.1	(103.1)	101.9	1.2	32.1
Treasury stock, at cost	(1,167.9)	-	-	-	(1,167.9)
Total shareholders’ equity	1,357.3	1,690.8	995.0	(2,685.8)	1,357.3
Total liabilities and shareholders’ equity	$2,307.7	$3,239.5	$3,154.0	$(2,685.8)	$6,015.4

	UNAUDITED CONDENSED, CONSOLIDATING BALANCE SHEET
	December 31, 2006
($ in millions)	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total
ASSETS
Current assets
Cash and cash equivalents	$110.3	$2.3	$38.9	$–	$151.5
Receivables, net	(0.3)	238.3	341.5	–	579.5
Inventories, net	-	671.2	264.2	-	935.4
Deferred taxes, prepaid expenses and other	15.8	36.3	42.8	–	94.9
Total current assets	125.8	948.1	687.4	–	1,761.3

Property, plant and equipment, net	27.2	1,093.2	755.6	–	1,876.0
Investment in subsidiaries	1,855.2	438.3	81.1	(2,374.6)	–
Goodwill	–	754.4	1,019.3	-	1,773.7
Intangibles and other assets, net	102.4	141.2	186.3	-	429.9
Total assests	$2,110.6	$3,375.2	$2,729.7	$(2,374.6)	$5,840.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$12.5	$11.2	$157.6	$-	$181.3
Accounts payable	98.3	404.1	230.0	–	732.4
Accrued employee costs	9.5	137.1	54.5	-	201.1
Income taxes payable	19.2	–	52.6	–	71.8
Other current liabilities	79.1	91.2	97.4	–	267.7
Total current liabilities	218.6	643.6	592.1	–	1,454.3

Long-term debt	1,498.9	13.6	757.9	–	2,270.4
Intercompany borrowings	(1,069.6)	1,012.7	56.9	–	-
Employee benefit obligations	173.9	272.8	401.0	–	847.7
Deferred taxes and other liabilities	123.4	(121.8)	100.5	–	102.1
Total liabilities	945.2	1,820.9	1,908.4	–	4,674.5

Minority interests	-	-	1.0	-	1.0
Shareholders’ equity
Convertible preferred stock	-	-	179.6	(179.6)	-
Preferred shareholders’ equity	-	-	179.6	(179.6)	-

Common stock	703.4	819.7	495.4	(1,315.1)	703.4
Retained earnings	1,535.3	861.0	48.6	(909.6)	1,535.3
Accumulated other comprehensive earnings (loss)	(29.5)	(126.4)	96.7	29.7	(29.5)
Treasury stock, at cost	(1,043.8)	-	-	-	(1,043.8)
Common shareholders’ equity	1,165.4	1,554.3	640.7	(2,195.0)	1,165.4
Total shareholders’ equity	1,165.4	1,554.3	820.3	(2,374.6)	1,165.4
Total liabilities and shareholders’ equity	$2,110.6	$3,375.2	$2,729.7	$(2,374.6)	$5,840.9

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Nine Months Ended September 30, 2007
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$248.0	$110.6	$145.2	$(255.8)	$248.0
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	2.6	131.9	72.2	-	206.7
Legal settlement	–	85.6	–	–	85.6
Deferred taxes	(6.9)	27.6	(28.4)	-	(7.7)
Equity in results of subsidiaries	(255.8)	–	–	255.8	–
Other, net	11.4	2.8	12.9	-	27.1
Changes in working capital components, excluding effects of acquisitions	(49.5)	107.1	(212.1)	-	(154.5)
Cash provided by (used in) operating activities	(50.2)	465.6	(10.2)	-	405.2

Cash flows from investing activities
Additions to property, plant and equipment	(3.1)	(90.9)	(128.9)	-	(222.9)
Investments in and advances to affiliates, net of dividends	126.3	(362.7)	236.4	-	–
Property insurance proceeds	−	−	48.6	−	48.6
Other, net	(8.4)	0.9	2.1	-	(5.4)
Cash provided by (used in) investing activities	114.8	(452.7)	158.2	-	(179.7)

Cash flows from financing activities
Long-term borrowings	−	0.1	16.7	–	16.8
Repayments of long-term borrowings	(5.0)	(12.4)	(14.1)	-	(31.5)
Change in short-term borrowings	13.3	-	(120.2)	-	(106.9)
Proceeds from issuance of common stock	38.0	-	-	-	38.0
Acquisitions of treasury stock	(193.1)	–	-	-	(193.1)
Common dividends	(30.4)	–	–	–	(30.4)
Other, net	8.3	−	–	-	8.3
Cash used in financing activities	(168.9)	(12.3)	(117.6)	-	(298.8)

Effect of exchange rate changes on cash	–	–	1.2	-	1.2

Change in cash and cash equivalents	(104.3)	0.6	31.6	-	(72.1)
Cash and cash equivalents – beginning of period	110.3	2.3	38.9	-	151.5
Cash and cash equivalents – end of period	$6.0	$2.9	$70.5	$-	$79.4

	UNAUDITED CONDENSED, CONSOLIDATING STATEMENT OF CASH FLOWS
	For the Nine Months Ended October 1, 2006
	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
($ in millions)	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$281.3	$146.9	$149.2	$(296.1)	$281.3
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	2.5	116.6	64.9	-	184.0
Property insurance gain	−	−	(76.9)	−	(76.9)
Business consolidation costs	–	–	1.7	–	1.7
Deferred taxes	(3.1)	6.3	24.5	-	27.7
Equity in results of subsidiaries	(296.1)	–	–	296.1	–
Other, net	17.2	(35.0)	(23.2)	-	(41.0)
Changes in working capital components, excluding effects of acquisitions	(24.0)	(21.7)	(215.0)	-	(260.7)
Cash provided by (used in) operating activities	(22.2)	213.1	(74.8)	-	116.1

Cash flows from investing activities
Additions to property, plant and equipment	(2.2)	(143.3)	(42.1)	-	(187.6)
Business acquisitions, net of cash acquired	–	(730.8)	(55.6)	–	(786.4)
Investments in and advances to affiliates, net of dividends	(889.6)	667.6	222.0	-	–
Property insurance proceeds	−	−	32.4	−	32.4
Other, net	(3.5)	6.2	7.0	-	9.7
Cash provided by (used in) investing activities	(895.3)	(200.3)	163.7	-	(931.9)

Cash flows from financing activities
Long-term borrowings	984.1	–	−	–	984.1
Repayments of long-term borrowings	–	(3.0)	(97.9)	-	(100.9)
Change in short-term borrowings	2.3	-	4.7	-	7.0
Proceeds from issuance of common stock	27.9	-	-	-	27.9
Acquisitions of treasury stock	(72.6)	–	-	-	(72.6)
Common dividends	(30.7)	–	–	–	(30.7)
Other, net	5.9	(8.0)	–	-	(2.1)
Cash provided by (used in) financing activities	916.9	(11.0)	(93.2)	-	812.7

Effect of exchange rate changes on cash	–	–	1.2	-	1.2

Change in cash and cash equivalents	(0.6)	1.8	(3.1)	-	(1.9)
Cash and cash equivalents – beginning of period	8.0	1.7	51.3	-	61.0
Cash and cash equivalents – end of period	$7.4	$3.5	$48.2	$-	$59.1